UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2024

Date of Report (Date of earliest event reported)

Aquaron Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41470	86-2760193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Madison Ave. 8th Floor New York NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 970-2181

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AQU	The Nasdaq Stock Market LLC
Rights	AQUNR	The Nasdaq Stock Market LLC
Units	AQUNU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As approved by its stockholders at the annual meeting of Stockholders held on April 30, 2024 (the “Annual Meeting”), Aquaron Acquisition Corp. (“Aquaron” or the “Company”) entered into an amendment to the Investment Management Trust Agreement, dated as of October 3, 2022 and as amended on June 29, 2023, with Continental Stock Transfer & Trust Company, on April 30, 2023 (the “Trust Amendment”). Pursuant to the Trust Amendment, the Company has the right to extend the time for the Company to complete its initial business combination (the “Business Combination Period”) under the Trust Agreement for a period of up to 12 months from May 6, 2024 to May 6, 2025 on a monthly basis. The Trust Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the Meeting on April 30, 2024, Aquaron filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on April 30, 2024 (the “Charter Amendment”), giving the Company the right to extend the Business Combination Period on a monthly basis up to twelve times from May 6, 2024 to May 6, 2025 (the later such date actually extended being referred to as the “Extended Date”). The Charter Amendment is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 30, 2024, the Company held annual meeting of stockholders (the “Annual Meeting”). On March 25, 2024, the record date for the Annual Meeting, there were 4,553,150 shares of common stock of Aquaron entitled to be voted at the Annual Meeting. At the Annual Meeting, 3,349,042 shares of common stock of Aquaron or 73.6% of the shares entitled to vote at the Annual Meeting were represented in person or by proxy.

1. The Extension Amendment Proposal

Stockholders approved the Extension Amendment Proposal, a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to allow the Company to extend the date by which the Company must consummate a business combination on a monthly basis up to twelve times from May 6, 2024 to May 6, 2025. Passage of the Extension Amendment Proposal required approval by the affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The voting results were as follows:

FOR	AGAINST	ABSTAIN
3,349,040	2	0

2. The Trust Amendment Proposal

Stockholders approved the proposal to amend the Investment Management Trust Agreement, dated October 3, 2022 and as amended on June 29, 2023, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the date on which the Trustee must liquidate the trust account established by the Company in connection with the initial public offering of the Company if the Company has not completed its initial business combination, on a monthly basis up to twelve times from May 6, 2024 to May 6, 2025 by depositing into the trust account $20,000 for each one-month Extension. Passage of the Trust Amendment Proposal required approval by the affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The voting results were as follows:

FOR	AGAINST	ABSTAIN
3,349,042	0	0

3. The Director Proposal

Stockholders approved the Director Proposal, a proposal to re-elect five directors to the Company’s board of directors until the next annual meeting of stockholders following this annual meeting or until such director’s successor is elected and qualified. Passage of the Director Proposal required approval by the affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The voting results were as follows:

NOMINEE	FOR	WITHHELD
1a. Yi Zhou	3,349,042	0
1b. Qingze Zhao	3,349,042	0
1c. Yanyan Lin	3,349,042	0
1d. Yang Wang	3,349,042	0
1e. Xiaoming Ma	3,349,042	0

4. The Auditor Proposal

Stockholders approved the proposal to ratify the appointment by our audit committee of UHY LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. Passage of the Auditor Proposal required approval by the affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The voting results were as follows:

FOR	AGAINST	ABSTAIN
3,349,040	2	0

Item 8.01. Other Events.

In connection with the stockholders’ vote at the Annual Meeting of Stockholders held by the Company on April 30, 2024, a total of 2,124,738 shares of common stock of Aquaron were tendered for redemption.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of Aquaron Acquisition Corp. dated April 30, 2024
10.1	Amendment to Investment Management Trust Agreement, dated as of October 3, 2022 and amended on June 29, 2023, between Aquaron Acquisition Corp. and Continental Stock Transfer & Trust Company dated April 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2024

AQUARON ACQUISITION CORP.

By:	/s/ Yi Zhou
Name:	Yi Zhou
Title:	Chief Executive Officer

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